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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8, dated June 28, 2001) pertaining to the 1999 Stock Plan of Ticketmaster of our report dated January 29, 2001, with respect to the financial statements of Ticketmaster included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Los Angeles, California
June 27, 2001

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EXHIBIT 23.2 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
Consent of Independent Auditors